UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2005

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

33-46104-FW	71-00659511
(Commission File Number)	(IRS Employer Identification No.)

323 Center Street, Suite 1300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

(501) 376-6477

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 14, 2005, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with 16 non-affiliated accredited investors, with an additional investor becoming a party to the Securities Purchase Agreement on July 18, 2005. Pursuant to the Securities Purchase Agreement, we completed a $6,958,400 private equity placement (the “Private Placement”), in which we issued 5,798,671 units (the “Units”), with each Unit consisting of one share of our Series A Convertible Preferred Stock, $1.00 par value per share (the “Series A Preferred Stock”) and a three-year warrant (“Warrant”) entitling the holder to purchase 0.45 share of our Common Stock, $.001 par value per share (the “Common Stock”) at an exercise price of $1.50 per share. The sale of the Units in the Private Placement was made pursuant to an exemption from registration requirement provided under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. A description of the Warrants is included in Item 3.02 of this Form 8-K and a description of the terms of the Series A Preferred Stock is included in Item 5.03 of this Form 8-K, both of which are incorporated herein by reference.

In the Securities Purchase Agreement, we agreed to prepare and file with the Securities and Exchange Commission, no later than 60 days after the initial closing date of the Private Placement, a registration statement covering resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and upon exercise of the Warrants. We further agreed to use commercially reasonable efforts to cause the registration statement to be declared effective no later than 150 days after the initial closing date. If we fail to meet these, and certain other obligations relating to the registration statement, the exercise price of the Warrants will be reduced as provided in the Warrants.

The foregoing discussion of the Securities Purchase Agreement is qualified in its entirety by reference to the text of the Securities Purchase Agreement, filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Securities Purchase Agreement, on July 15, 2005, we issued 5,590,337 Units to 16 unaffiliated accredited investors and on July 18, 2005, we issued an additional 208,334 Units to an additional unaffiliated accredited investor. The Units are described in Item 1.01 of this Form 8-K, which description is incorporated herein by reference. The Units were sold at a price of $1.20 per Unit, for an aggregate sale price of $6,958,400.

The Units were offered and sold pursuant to an exemption from registration requirement provided under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

Each share of Series A Preferred Stock that is included in the Units is convertible into one share of Common Stock, subject to certain adjustments. The relative rights, preferences and limitations of the Series A Preferred Stock are described in Item 5.03 of this Form 8-K and incorporated herein by reference.

Each Warrant that is included in the Units is exercisable for the purchase of 0.45 share of Common Stock, at an exercise price of $1.50 per share. The Warrants provide for cashless exercise at the election of the holders. If we fail to satisfy certain of our obligations under the Securities Purchase Agreement relating to the filing of a registration statement covering resale of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants, the exercise price of the Warrants will be reduced by 10% on the date of such failure and each month thereafter so long as such failure remains uncured; provided, however, that in no event will the exercise price of the Warrants be reduced by reason of this penalty to less than $0.75 per share. The Warrants expire on July 15, 2008; provided, however, that if the market price for our common stock equals or exceeds 125% of the exercise price for a period of 30 consecutive trading days, we may, by notice to the holders of the Warrants, accelerate the expiration date of the Warrants. The foregoing description of the Warrants is qualified in its entirety by the reference to the text of the form of Warrant filed as Exhibit 4.1 to this Form 8-K and incorporated herein by reference.

Fieldstone Services Corp., a member of the National Association of Securities Dealers, acted as placement agent for the offer and sale of the Units in the Private Placement. As compensation for their services, we have agreed to pay Fieldstone Services Corp. a cash fee in an amount equal to 5% of the gross proceeds from the Private Placement and to issue to Fieldstone Services Corp. a warrant for the purchase of 531,989 shares of Common Stock, substantially identical in form to the Warrants included in the Units, except that the exercise price for the warrant to be issued to Fieldstone Services Corp. will have an exercise price of $2.40 per share.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Private Placement, our Board of Directors, exercising authority granted under Section 4-27-602 of the Arkansas Code Annotated and Section 8 of our Amended and Restated Articles of Incorporation, adopted an amendment to our Articles of Incorporation which was filed with the Arkansas Secretary of State on July 13, 2005 (the “Amendment”). The Amendment designated all of the previously authorized but undesignated shares of our Preferred Stock, par value $1.00 per share, as “Series A Convertible Preferred Stock” and set forth the rights, limitations and preferences of the Series A Preferred Stock.

Liquidation. Upon a liquidation, dissolution or winding up of the Company, the holder of each share of Series A Preferred Stock is entitled to a preference payment in an amount equal to the greater of (i) $1.20 plus all declared and unpaid dividends on such share or (ii) the amount that would be payable to such holder if all shares of Series A Preferred Stock had been converted to the liquidation event. A consolidation or merger or a sale of all or substantially all of our assets (except for a transaction in which our shareholders prior to the transaction hold 50% or more of the voting securities of the surviving or purchasing entity) shall be regarded as a dissolution, liquidation or winding up unless the holders of 66 2/3% of the then outstanding shares of Series A Preferred Stock determine otherwise.

Conversion. Each share of Series A Preferred Stock is convertible into one share of our Common Stock. The conversion ratio is adjusted to reflect any stock dividend, distribution or stock split or combination or consolidation. Conversion rights are also adjusted to reflect any change in the Common Stock by way of reorganization, recapitalization, reclassification, consolidation or merger. Fractional shares of Common Stock will not be issued upon conversion of Series A Preferred Stock and we will make a cash payment to the holder in lieu of any fractional share. Shares of Series A Preferred Stock may be converted at any time at the election of the holder thereof. All outstanding shares of the Series A Preferred Stock will be automatically converted into Common Stock when the market price for our Common Stock exceeds $3.00 (adjusted to reflect stock splits, stock dividends, combinations or consolidations) for 30 consecutive trading days. All outstanding shares of the Series A Preferred Stock will also be automatically converted into Common Stock at the election of the holders of 66 2/3% of the then outstanding Series A Preferred Stock.

Voting. In addition to any other voting rights under law or as described below, the holders of Series A Preferred Stock are entitled to vote or consent, together with the holders of Common Stock, as a single class on all matters submitted to the vote of Common Stock holders. Each share of Series A Preferred Stock is entitled to the number of votes equal to the nearest number of whole shares of Common Stock into which it is convertible on the record date. The separate vote or consent of 66 2/3% of the Series A Preferred Stock is required for any of the following:

(i)	directly or indirectly altering the rights, preferences, privileges, powers or restrictions of the Series A Preferred Stock;

(ii)	creating, or issuing securities of, any class or series having an equal or senior preference or priority to the Series A Preferred Stock; or

(iii)	amending our Articles of Incorporation in a way that adversely affects the rights, preferences or privileges of the holders of the Series A Preferred Stock.

Dividends. The Series A Preferred Stock is entitled to participate, on a priority basis, in all dividends declared and paid on the Common Stock.

The foregoing discussion of the Amendment is qualified in its entirety by reference to the text of the amendment filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment, filed with the Arkansas Secretary of State on July 13, 2005

4.1	Form of Warrant

10.1	Securities Purchase Agreement dated as of July 14, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMOENERGY CORPORATION
(Registrant)

Date: July 19, 2005

	By:	/s/ Dennis C. Cossey
	Name:	Dennis C. Cossey
	Title:	Chairman and Chief Executive Officer